Exhibit 99.1

HORIZON PHARMA PLC COMMENCES PROCESS

TO REQUEST A SPECIAL MEETING OF DEPOMED, INC. SHAREHOLDERS

- Filing Lawsuit Challenging Legality of Depomed’s Poison Pill and Bylaw Amendments -

DUBLIN, IRELAND – August 3, 2015 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, today announced that it has submitted a written request to Depomed, Inc. (“Depomed”) to set a record date to determine shareholders eligible to request a special shareholders meeting. Additionally, Horizon Pharma is filing a lawsuit today in the Superior Court of California for the County of Santa Clara, challenging the legality of Depomed’s poison pill and certain of the bylaw amendments announced by Depomed’s board of directors on July 13, 2015.

“We have repeatedly sought to engage in good faith with Depomed’s management team and board towards a consensual agreement to combine our two companies,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “However, as a result of the improper efforts of Depomed’s management team and board to entrench themselves, we have taken definitive steps to empower Depomed’s shareholders to act in their own best financial interests through a special shareholders meeting.

“In addition, we have asked the Superior Court of California to invalidate Depomed’s recent adoption of a poison pill and certain bylaw amendments, as these tactics were a blatant affront to applicable law and Depomed’s fiduciary duties,” added Mr. Walbert.

Under Depomed’s charter and bylaws, shareholders owning 10 percent or more of Depomed’s common stock have the right to call a special shareholders meeting. Horizon Pharma, which currently owns approximately one percent of Depomed’s common stock, intends to solicit other shareholders to meet and exceed that threshold. At the special shareholders meeting, Depomed shareholders will be asked to consider two principal proposals:

•	The removal of all current Depomed directors, contingent on a new slate of directors being elected; and

•	A series of amendments to the bylaws intended to reverse the changes made by the Depomed board that have the effect of disenfranchising shareholders and delaying or preventing the calling of a special shareholders meeting.

Horizon Pharma’s lawsuit alleges that Depomed’s recently adopted poison pill and bylaw amendments concerning the calling of special shareholder meetings, individually and collectively, violate the California Corporations Code and the fiduciary duties owed by the board to Depomed shareholders. The lawsuit seeks declaratory and injunctive relief to invalidate the poison pill and bylaw amendments and to prevent Depomed and its directors from entrenching themselves in office at the expense of Depomed shareholders, who, as a result of defendants’ illegal actions, will be denied the right to consider Horizon Pharma’s premium offer.

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets seven medicines through its orphan, primary care and specialty business units. Horizon Pharma’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s non-binding offer to Depomed, and potential strategic and financial benefits thereof, and solicitation of Depomed’s shareholders to call the special shareholders meeting to consider the proposals described above and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma will ultimately not pursue a transaction with Depomed or Depomed will reject engaging in any transaction with Horizon Pharma; if a transaction is negotiated between Horizon Pharma and Depomed, risks related to Horizon Pharma’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Horizon Pharma’s shares could decline, as well as other risks related to Horizon Pharma’s and Depomed’s businesses, including the ability to grow sales and revenues from existing products; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s and Depomed’s respective filings and reports with the U.S. Securities and Exchange Commission (“SEC”). Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell or vote securities. This communication relates to a solicitation by Horizon Pharma of Depomed’s shareholders to call the special shareholders meeting to consider the principal proposals described above and a proposal which Horizon Pharma has made for a business combination transaction with Depomed. Subject to future developments, Horizon Pharma and Depomed may file one or more solicitation statements, proxy statements or other documents with the SEC in connection with such special shareholders meeting, and Horizon Pharma (and, if a negotiated transaction is agreed upon,

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Depomed) may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC in connection with the proposed transaction. This communication is not a substitute for any solicitation statement, proxy statement or other document filed with the SEC in connection with such special shareholders meeting or any registration statement, prospectus, proxy statement or other document Horizon Pharma and/or Depomed may file with the SEC in connection with the proposed transaction. Horizon Pharma is filing a preliminary proxy statement and accompanying WHITE proxy card with the SEC with respect to the solicitation of proxies to call a special meeting of shareholders. INVESTORS AND SECURITY HOLDERS OF HORIZON PHARMA AND DEPOMED ARE URGED TO READ CAREFULLY THE SOLICITATION STATEMENT, (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER PROXY STATEMENTS AND DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE SPECIAL SHAREHOLDERS MEETING AND ANY REGISTRATION STATEMENTS, PROSPECTUSES, PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HORIZON PHARMA, DEPOMED, THE SPECIAL SHAREHOLDERS MEETING AND THE PROPOSED TRANSACTION, AS APPLICABLE. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Horizon Pharma’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon Pharma’s Investor Relations department at 224-383-3400 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon Pharma’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Certain Information Regarding Participants

Horizon Pharma and/or Depomed and their respective directors, executive officers and certain other employees may be deemed participants in a solicitation of proxies in connection with the request to call the special shareholders meeting and in connection with the proposed transaction. You can find information about Horizon Pharma’s directors, executive officers and such certain other employees in Horizon Pharma’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, Horizon Pharma’s definitive proxy statement filed with the SEC on May 6, 2015 and in Horizon Pharma’s Current Report on Form 8-K/A filed with the SEC on July 27, 2015 and in such solicitation statements, proxy statements or other documents that would be filed with the SEC in connection with the special shareholders meeting and the proposed transaction. You can find information about Depomed’s directors, executive officers and its employees who are participants in such solicitation in Depomed’s definitive proxy statement filed with the SEC on April 16, 2015 and in such solicitation statements, proxy statements or other documents that would be filed with the SEC in connection with the special shareholders meeting and the proposed transaction. These documents are available free of charge at the SEC’s web site at www.sec.gov and, with respect to Horizon Pharma, from Investor Relations at Horizon Pharma as described above. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements or other documents filed with the SEC if and when they become available.

Contacts:

Investors:

John Thomas

Executive Vice President, Strategy and Investor Relations

investor-relations@horizonpharma.com

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Tina Ventura

Vice President, Investor Relations

investor-relations@horizonpharma.com

Bob Marese

MacKenzie Partners, Inc.

bmarese@mackenziepartners.com

U.S. Media:

Geoff Curtis

Group Vice President, Corporate Communications

media@horizonpharma.com

Daniel Yunger

Kekst and Company

daniel-yunger@kekst.com

Ireland Media:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Source: Horizon Pharma plc

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland